Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(20,921)
Unrealized Gain (Loss) on Market Value of Futures	(153,189)
Dividend Income	2,304
Interest Income	3,949
Total Income (Loss)	$(167,857)

Expenses
General Partner Management Fees	$5,868
Professional Fees	6,165
Brokerage Commissions	167
Non-interested Directors' Fees and Expenses	61
Prepaid Insurance Expense	99
NYMEX License Fee	117
Total Expenses	12,477
Expense Waiver	(5,435)
Net Expenses	$7,042
Net Income (Loss)	$(174,899)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$9,697,450
Net Income (Loss)	(174,899)

Net Asset Value End of Month	$9,522,551
Net Asset Value Per Share (950,000 Shares)	$10.02

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612